EXHIBIT 10.56 FORM OF MANAGEMENT INCENTIVE PLAN PARTICIPATION AGREEMENT

OFFERED TO THE FOLLOWING KEY EMPLOYEES ON FEBRUARY 11, 2003:


              KEY EMPLOYEE            POOL %
              ------------

STEPHAN ANTHONY ROMANO               43.956%
JAMES RANDALL BAUMGARDNER            17.5824%
JOHN SCOTT NICHOLSON                 17.5824%
MICHAEL JAMES GILBERG                10.989%


                             PARTICIPATION AGREEMENT
                             -----------------------

     Reference is hereby made to that certain American Ecology Corporation (the "Company") Management Incentive Plan effective as of January 1, 2003 (the "Plan"), a copy of which is attached hereto as Exhibit A and made a part hereof by reference. The undersigned ("Participant") hereby acknowledges receipt of the Plan and agrees to be subject to all terms and conditions of the Plan.

     Further, as a condition to the effectiveness of Participant's incentive opportunity under the Plan, in addition to the covenants made by Participant in that certain Executive Employment Agreement made and entered into effective as of the first day of January, 2003 (the "Employment Agreement"), the parties agree as follows:

     1. INCENTIVE OPPORTUNITY. The Company grants to Participant the opportunity to receive up to _________________________ of the bonus pool established by the Company under the Plan. Participant acknowledges that his entitlement, if any, to any award payments under the Plan shall be determined thereunder.

     2. GENERAL. Participant acknowledges that his employment with the Company has special, unique and extraordinary value to the Company; that the Company has a lawful interest in protecting its investment in entrusting its Confidential Information (as defined in Paragraph 5) to him; and that the Company would be irreparably damaged if Participant were to provide services to any person or entity in violation of this Agreement because in performing such services Participant would inevitably disclose the Company's Confidential Information to third parties and that the restrictions, prohibitions and other provision of this Section are reasonable, fair and equitable in scope, terms, and duration to protect the legitimate business interests of the Company, and are a material inducement to the Company to enter into this Agreement.

     3. NON-COMPETITION. Without the consent in writing of the Board of Directors of the Company (the "Board"), Participant will not, during his employment with the Company and for a period of two years thereafter, if employment is terminated by the Company for Cause or by Participant without Good Reason (as defined in the Plan), acting alone or in conjunction with others, directly or indirectly engage (either as owner, investor, partner, stockholder, employer, employee, consultant, advisor or director) in activities on behalf of any entity or entities engaged in waste processing and disposal services for low-level radioactive-wastes, naturally occurring, accelerator produced, and exempt radioactive materials, and hazardous and PCB wastes. It is agreed that the ownership of not more than five percent of the equity securities of any company having securities listed on an exchange or regularly traded in the over-the-counter market shall not, of itself, be deemed inconsistent with this Paragraph 3.

     4.     NON-SOLICITATION.


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          (a)     Without  the  consent  in  writing  of  the  Board,  after
Participant's employment has terminated for any reason, Participant will not, during his employment with the Company and for a period of one year thereafter (two years thereafter, if employment is terminated by the Company for Cause or by Participant without Good Reason (as defined in the Plan)), acting alone or in conjunction with others, either directly or indirectly induce any vendors or customers of the Company to curtail or cancel their business with the Company or any of its subsidiaries.

          (b) Without the consent in writing of the Board, after Participant's employment has terminated for any reason, Participant will not, during his employment with the Company and for a period of two years thereafter, acting alone or in conjunction with others, either directly or indirectly induce, or attempt to influence, any employee of the Company or any of its subsidiaries to terminate his/her employment.

     5.     CONFIDENTIAL  INFORMATION.

          (a) Participant agrees not to disclose or reveal to any person or entity outside the Company any secret or confidential information concerning any Company product, process, equipment, machinery, design, formula, business, or other activity (collectively, "Confidential Information") without prior permission of Company in writing. Confidential Information shall not include any information which is in the public domain or becomes publicly known through no wrongful act on the part of Participant or breach of his Employment Agreement. Participant acknowledges that the Confidential Information is vital, sensitive, confidential and proprietary to the Company. The obligation to protect the secrecy of such information continues after employment with Company may be terminated. In furtherance of this agreement, Participant acknowledges that all Confidential Information which Participant now possesses, or shall hereafter acquire, concerning and pertaining to the business and secrets of the Company and all inventions or discoveries made or developed, or suggested by or to Participant during said term of employment relating to Company's business shall, at all times and for all purposes, be regarded as acquired and held by Participant in his fiduciary capacity and solely for the benefit of Company. All records of every nature and description which come into Participant's possession, whether prepared by Participant, or otherwise, shall remain the sole property of the Company and upon termination of Participant's employment for any reason, said records shall be left with the Company as part of its property.

          (b) Participant agrees that all inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, trade names, logos and all similar or related information (whether patentable or unpatentable) which relate to the Company's or any of its subsidiaries or affiliates' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Participant (whether or not during usual business hours and whether or not alone or in conjunction with any other person) while employed by the Company (including those conceived, developed or made prior to the date of this Agreement) together with all patent applications, letters patent, trademark, tradename and service mark applications or registrations, copyrights and reissues thereof that may be granted for or upon any of the foregoing (collectively referred to herein as the "Work Product"), belong in all instances to the Company or its subsidiaries or affiliates. Participant will promptly perform all actions reasonably requested by the Board (whether during or after his employment with the Company) to establish and confirm the Company's or its subsidiaries or affiliates' ownership of such Work Product (including, without limitation, the execution and delivery of assignments, consents, powers of attorney and other instruments) and to provide reasonable assistance to the Company or any of its subsidiaries and affiliates in connection with the prosecution of any applications for patents, trademarks, trade names, service marks or reissues thereof or in the prosecution or defense of interferences relating to any Work Product.

     6.     REMEDIES.

          (a) The provisions of Paragraphs 3, 4 and 5 of this Agreement are separate and distinct commitments independent of each of the Paragraphs. Participant acknowledges that the covenants and agreements which he has made in this Agreement are reasonable and are required for the reasonable protection of the Company and its business. Participant agrees that the breach of any covenant or agreement contained herein will result in irreparable injury to the Company and that, in addition to all other remedies provided by law or in equity


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with  respect  to the breach of any provision of this Agreement, the Company and its successors and assigns will be entitled to enforce the specific performance by Participant of his obligations hereunder and to enjoin him from engaging in any activity in violation hereof and that no claim by Participant against the Company or its successors or assigns will constitute a defense or bar to the specific enforcement of such obligations. Participant agrees that the Company and any successor or assign shall be entitled to recover all costs of enforcing any provision of this Agreement, including, without limitation, reasonable attorneys' fees and costs of litigation. In the event of a breach by Participant of any covenant or agreement contained herein, the running of the restrictive covenant periods (but not of Participant's obligations hereunder) shall be tolled during the period of the continuance of any actual breach or violation.

          (b) The parties hereto agree that the covenants set forth in Paragraphs 3, 4 and 5 are reasonable with respect to their duration, geographical area and scope. If the final judgment of a court of competent jurisdiction declares that any term or provision of Paragraphs 3, 4 or 5 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

          (c) In addition, the Company may, at the sole discretion of the Board, cancel, rescind, suspend, withhold or otherwise limit or restrict bonus payouts under the Plan granted to Participant, whether vested or not, at any time if Participant in not in compliance with all of the provisions of Paragraphs 3, 4 or 5. As a condition to the receipt of any such bonus payout, Participant shall certify to the Company that he is in compliance with the provisions set forth above. In the event that Participant fails to comply with the provisions set forth above prior to or within 12 months after payment by the Company with respect to any such bonus payout, such payment may be rescinded by the Company within 12 months thereafter. In the event of such rescission, Participant shall pay to the Company the amount of any payment received as a result of the rescinded payment, in such manner and on such terms and conditions as may be required by the Company, and the Company shall be entitled to set-off against the amount of such payment any amount owed to Participant by the Company. Participant acknowledges that the foregoing provisions are fair, equitable and reasonable for the protection of the Company's interests in a stable workforce and the time and expense the Company has incurred to develop its business and its customer and vendor relationships.

This Participation Agreement is effective as of the 1st day of January, 2003.


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